UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Numer)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

$2,600,000 of Additional Funding from Aequitas Funds; including $2,000,000 under the Junior Loan Facility and $600,000 Purchase of Common Stock.

On January 19, 2007, the Company entered into an agreement with a number of individuals and entities for the establishment of a Junior Secured Facility that permits the funding of up to $10,000,000. As of November 30, 2007, an aggregate of $7,312,208 of advances had been made under the facility. On December 19, 2007, Aequitas Capital Management, Inc. effected the closing of its previously reported agreement to cause the funding of up to an additional $2,000,000 under the facility, subject to the modifications set forth in the previously reported Aequitas Loan Agreement. A total of $2,000,000 was loaned under the facility, with $692,308 funded by Aequitas Hybrid Fund, LLC (“Aequitas Hybrid”) and $1,307,692 by Aequitas Catalyst Fund, LLC - Series B (“Aequitas Catalyst” and together with Aequitas Hybrid, collectively, the “New Lenders”), bringing aggregate advances under the facility to $9,312,208 (with the new lenders referred to as the “New Lenders”). Advances under the facility are convertible by the lenders into capital stock of the Company based upon a 20% discount to the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the date of delivery of the notice of conversion of the loan to equity. In addition, the New Lenders were issued warrants to purchase, in the aggregate, 4,000,000 shares of Common Stock of the Company at $0.45 per share (subject to adjustment based upon weighted average anti-dilution formulation) and expiring December 31, 2012 (prorated based upon warrants for 200,000 shares for each $100,000 of loan funding and therefore allocated as warrants to purchase 1,384,616 shares to Aequitas Hybrid, and to purchase 2,615,384 shares to Aequitas Catalyst). The New Lenders were accorded certain additional rights as detailed in the Aequitas Loan Agreement provided by the Company in a prior Form 8-K filing.

The Junior Secured Facility is secured by a junior lien on the Company’s assets and the assets of its subsidiaries, which is expressly subordinated to the Senior Secured Facility of Hilco Financial, LLC and any refinancing of that facility.

In addition to the $2,000,000 of loans from the New Lenders, they purchased an aggregate of $600,000 of shares of Common Stock issued by the Company at $0.15 per share, and allocated $207,692 to Aequitas Hybrid (1,384,613 shares) and $392,308 (2,615,387 shares) to Aequitas Catalyst.

In connection with the funding of the above transactions, Aequitas Capital Management, Inc. was paid a transaction fee of $100,000 and issued a warrant to purchase 3,000,000 shares of the Company’s Common Stock at $0.15 per share, subject to anti-dilution adjustment to account for issuances below $0.15 per share. In addition, the Company compensated Aequitas for advisory services related to the Company’s recently completed equity offering and warrant exercise program in the amounts of $56,750 and $78,221, respectively.

Paydown of Hilco Debt.

As previously reported, effective November 1, 2007, the Company entered into Amendment No. 1 to the Credit Agreement with its principal lender, Hilco Financial, LLC. The Amendment provided that, no later than December 31, 2007, the sublimit for the portion of the credit facility not tied to accounts receivable would be reduced from $6,500,000 to $4,000,000, effectively requiring a paydown of the facility by such date of $2,500,000. The Company has paid down the Hilco Credit Agreement by the required amount, utilizing the funding discussed above. The Company compensated Aequitas $47,500 in consideration for its advisory services associated with the Amendment and paydown of the credit facility.

PaceTel Agreement.

On December 26, 2007, the Company executed an agreement for consulting services with PaceTel, Inc. (the “PaceTel Agreement”) calling for compensation for consulting services provided in the past and to be provided in the future by PaceTel. PaceTel is a company active in the telecommunications industry - providing sales, marketing and business brokerage services. The Company agreed to compensate PaceTel for having assisted it in connection with its acquisition of Global Capacity Group, Inc. by payment of the sum of $250,000 (payable in 16 consecutive monthly installments of $15,000 plus a final payment the next month of $10,000) and by issuance of a warrant to PaceTel’s designee (its principal, Martin Nagel) to purchase up to 300,000 shares of Common Stock at $0.35 per share, expiring December 31, 2010. The Company also agreed, in an associated advisory services agreement, to compensate PaceTel in an amount equal to 2.5% of the purchase price paid for certain acquisition targets that have been or may be introduced to the Company by PaceTel.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Section 4(2) and/or in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

Private Placement of Common Stock.

The Company has agreed to issue 4,000,000 shares of its Common Stock to Aequitas Hybrid and Aequitas Catalyst, collectively, for their aggregate subscriptions of $600,000, as referenced above. This is in addition to its agreement to issue an additional 11,766,749 shares of Common Stock at a purchase price of $0.15 per share ($1,765,012 in the aggregate before the Aequitas funding) as of December 24, 2007 (inclusive of the share issuances previously reported as of November 30, 2007). The Company will issue shares of Common Stock for all such subscriptions. These Common Stock subscriptions were made pursuant to a private placement and did not include any warrants or registration rights. These issuances are in addition to the issuances set forth below.

Junior Secured Facility

The $2,000,000 of advances by the New Lenders under the Junior Secured Facility (discussed above) resulted in the issuance of notes convertible into capital stock of the Company based upon a 20% discount to the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the date of delivery of notice of conversion of the loan to equity. In addition, the New Lenders were issued warrants to purchase up to 4,000,000 shares of Common Stock, exercisable at $0.45 per share and expiring December 31, 2012, subject to anti-dilution adjustment. Aequitas Capital Management, Inc. was issued a warrant to purchase 3,000,000 shares of Common Stock at $0.45 per share, subject to anti-dilution adjustment.

PaceTel Agreement.

In connection with the closing of the PaceTel Agreement, the Company issued to Martin Nagel, PaceTel’s principal and designee, a warrant to purchase up to 300,000 shares of its Common Stock at a purchase price of $0.35 per share, expiring December 31, 2010

Item 9.01 Financial Statements and Exhibits

(b)  Exhibits

10.1 PaceTel Agreement and associated Advisory Services Agreement between the Company and PaceTel, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

/s/ Jim McDevitt
By: Jim McDevitt
Its: Chief Financial and Accounting Officer

Dated: December 26, 2007